                                DBS HOLDINGS INC.
                                 (the "Company")



March 9, 2001                                        Trading Symbol: OTCBB: DBSH

Contact:     (604) 581-1151
             Daniel Steunenberg, President


                              N E W S  R E L E A S E
                              ----------------------

The Company announces that it has today concluded negotiations for the acquisition of control of M-I Vascular Innovations Inc. ("M-I"). The parties' legal counsel are completing documentation and the Company expects agreements to be circulated in the next few days for execution. The documents as drafted and if executed by all shareholders made parties with the companies will result in the first level acquisition of approximately 64% of M-I in consideration of the issuance of 5,670,000 shares of the Company.

M-I is a stent medical device development company. Its laser cut stent produced at M-I's manufacturing facilities underwent successful animal trials at the Mayo Clinic in 2000 and commenced clinical trials in Sao Paulo, Brasil in February, 2001. M-I has raised approximately $5,000,000 privately for development of its stent and has issued capital of approximately 16,000,000 shares.


                                                DBS HOLDINGS INC.


                                                Per: /s/ Daniel Steunenberg
                                                     -------------------------
                                                     Daniel Steunenberg
                                                     President/Director


THIS NEWS RELEASE HAS BEEN PREPARED BY MANAGEMENT OF THE COMPANY WHO TAKES FULL RESPONSIBILITY FOR ITS CONTENTS. THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN. THIS NEWS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.